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                                                               EXHIBIT 10.149

                  CHANGE OF CONTROL AND EMPLOYMENT AGREEMENT

     AGREEMENT ("Agreement") by and between Insurance Auto Auctions, Inc., an Illinois corporation (the "Company") and ___________________ (the "Executive"), dated as of February 23 , 1998.

     The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.   Certain Definitions.

          (a) Subject to the next sentence, the "Effective Date" shall mean the first date during the Change of Control Period (as defined in Section 1(b)) on which a Change of Control (as defined in Section 2) occurs. However, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment
(i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

          (b) The "Change of Control Period" shall mean the period commencing on the date hereof and ending on the second anniversary of the date hereof; provided, however, that on the date one year after the date hereof, and on each annual anniversary of such date (such date, and each annual anniversary thereof, a "Renewal Date"), unless this Agreement shall have been terminated pursuant to Section 12(b)(ii), the Change of Control Period shall be automatically extended by an additional year (so as to terminate two years from such Renewal Date), unless at least 60 days prior to such Renewal Date the Company gives notice to the Executive that the Change of Control Period shall not be so extended, in which event the Change of Control Period shall terminate one year after such Renewal Date.


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     2.   Change of Control.  For the purpose of this Agreement, a "Change of
Control" shall mean:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company shall not constitute a Change of Control; or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual (other than an individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board) who becomes a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

          (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination") unless, following such Business Combination,
(i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.



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     3.   Employment Period.  The Company hereby agrees to continue the
Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the second anniversary of such date (the "Employment Period").

     4.   Terms of Employment.

          (a)  Position and Duties.

               (i) During the Employment Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Effective Date and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 75 miles from such location.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities.

          (b)  Compensation.

               (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its affiliated companies in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed not later than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Based on such review, the Board, in its discretion, can increase the Annual Base Salary. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Neither the initial Annual Base Salary nor any increase to the Annual Base Salary shall be reduced. The term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.



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               (ii)   Annual Bonus.  In addition to Annual Base Salary, the
Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to greater of (A) the Executive's target bonus payable under the Company's Officer Incentive Plan or Management Incentive Plan, as the case may be, or any comparable bonus under any predecessor or successor plan, for the fiscal year in which the Effective Date occurs (annualized in the event that the Executive was not employed by the Company for the whole of such fiscal year) and (B) the average of the Executive's annual bonuses actually paid under the Company's Officer Incentive Plan or Management Incentive Plan, as the case may be, for the three fiscal years immediately preceding the fiscal year in which the Effective Date occurs (annualized in the event that the Executive was not employed by the Company for the whole of any such fiscal years). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

               (iii) Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

               (iv) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies. Furthermore, the Executive shall pay the same amounts for all such benefits as other peer executives of the Company and its affiliated companies.



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               (v)    Expenses.  During the Employment Period, the Executive
shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

               (vi) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits, including use of an automobile and payment of related expenses, or an automobile allowance, in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

               (vii) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

               (viii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

     5.   Termination of Employment.

          (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Disability of the Executive occurs during the Employment Period, the Company may give to the Executive written notice in accordance with Section 12(c) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless within the 30-day period after such receipt, the Executive returns to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time



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basis for 180 consecutive business days as a result of incapacity due to mental or physical illness, which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

          (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

               (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), 30 days after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties; or

               (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, upon the Company giving the Executive written notice thereof, in each case as determined in the good faith opinion of the Board and set forth in a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) specifying the particulars thereof in detail. For purposes of this provision, no act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done or omitted to be done by the Executive in good faith and in the best interests of the Company.

          (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

               (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;



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               (ii)   any failure by the Company to comply with any of the
provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (iii) the Company's requiring the Executive to be based at any office or location other than as provided in Section 4(a)(i)(B) of this Agreement or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

               (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

               (v)    any failure by the Company to comply with and satisfy
Section 11(c) of this Agreement.

For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

          (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(c) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and
(iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be.



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     6.   Obligations of the Company upon Termination.

          (a) Good Reason; Other than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, Death or Disability, or the Executive shall terminate employment for Good Reason:

               (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                      A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the greater of (I) the Annual Bonus payable for the fiscal year in which the Executive's Date of Termination occurs (annualized in the event that the Executive was not employed by the Company for the whole of such fiscal year) and (II) the average of the Executive's Annual Bonuses actually paid for the three fiscal years immediately preceding the fiscal year in which the Executive's Date of Termination occurs (annualized in the event that the Executive was not employed by the Company for the whole of any such fiscal years), including in each case any bonus or portion thereof which has been earned but deferred, if any (such higher amount being referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2) and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                      B. an amount equal to the product of (1) one and one-half and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Highest Annual Bonus;

               (ii) for 18 months after the Executive's Date of Termination, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in
Section 4(b)(iv) of this Agreement (the "Company Welfare Plans") if the Executive's employment had not been terminated, provided, however, that such benefits shall be continued only to the extent permissible under the terms of such Company Welfare Plans and applicable law. If any of the Company's Welfare Plans do not permit continued participation by the Executive and his family after the Executive's Date of Termination, the Company shall reimburse the Executive for the cost of obtaining comparable coverage from a third-party insurer. If during the 18 month period described herein the Executive is reemployed by another employer, the rights of the Executive and his family to receive benefits under any Company Welfare Plan shall terminate on the date he and his family become eligible to receive comparable benefits from such employer. If, at the end of the 18-month period described herein, the Executive is receiving medical benefits under the Company's medical plan and is not employed by another employer, the



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Company shall continue to provide medical benefits to the Executive and/or the
Executive's family pursuant to Title I, Part 6 of the Employee Retirement Income Security Act of 1974, as amended ("COBRA"), and for such purpose, the end of such 18-month period shall be considered the date of the "qualifying event" as such term is defined by COBRA, provided, however, that if the Executive is receiving medical benefits from a third-party insurer pursuant to this clause (ii), and is not then employed by another employer, the Company shall reimburse the Executive for the portion of the cost of such medical benefits equal to excess of the cost charged by the third-party insurer over the amount that would have been paid by the Executive under COBRA for continued coverage under the Company's medical plan during the COBRA period;

               (iii) for 18 months after the Executive's Date of Termination, the Company shall continue the Executive's participation as an active employee in any excess or supplemental pension or retirement plan maintained by the Company in which the Executive participated as of such Date of Termination; and

               (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

The payments made and benefits provided pursuant to this Section 6(a) will be in lieu of any other severance benefits offered by the Company pursuant to any plan, program, policy or practice that may be in effect.

          (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. The "Other Benefits" to be provided shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death.

          (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely



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payment or provision of Other Benefits.  Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. The "Other Benefits" to be provided shall include, without limitation, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter.

(d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

          7. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to
Section 12(b)(iii), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or policy until the Date of Termination shall be payable in accordance with the practice or program of, or any contract or agreement with, the Company or any of its affiliated companies at or subsequent to such plan, policy, practice or program or contract or agreement, except as explicitly modified by this Agreement.

          8. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee



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of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in
Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

          9.   Excise Tax.

               (a) Gross-Up Payment. In the event a Change of Control shall occur, and a determination is made by legislation, regulation, ruling directed to the Executive or the Company, or court decision that the aggregate amount of any payment made to the Executive hereunder, or pursuant to any plan, program or policy of the Company in connection with, on account of, or as a result of, such Change of Control (the "Total Payments") will be subject to the excise tax provisions of Section 4999 of the Code, or any successor section thereof, the Executive shall be entitled to receive from the Company, in addition to any other amounts payable thereunder, a lump sum payment (the "Gross-Up Payment"), sufficient to cover the full cost of such excise taxes and the Executive's federal, state and local income and employment taxes on this additional payment so that the net amount retained by the Executive, after the payment of all such excise taxes on the Total Payments, and all federal, state and local income and employment taxes and excise taxes on the Gross-Up Payment, shall be equal to the Total Payments. The Total Payments, however, shall be subject to any federal, state and local income and employment taxes thereon. For this purpose, the Executive shall be deemed to be in the highest marginal rate of federal, state and local taxes. Such amount shall be payable to the Executive as soon as may be reasonably practicable after such final determination is made.

               (b) Determination. The Executive and the Company shall mutually and reasonably determine whether or not such determination has occurred, whether any appeal to such determination should be made and the amount of the Gross-Up Payment to be made to the Executive. Prior to the making of any such Gross-Up Payment, either party may request a determination as to the amount of such Gross-Up Payment. If such a determination is requested, it shall be made promptly, at the Company's expense, by independent tax counsel selected by the Executive and approved by the Company (which approval shall not unreasonably be withheld), and such determination shall be conclusive and binding on the parties. The Company shall provide such information as such counsel may reasonably request, and such counsel may engage accountants or other experts at the Company's expense to the extent that they deem necessary or advisable to enable them to reach a determination. The term "independent tax counsel" as used herein shall mean a law firm of recognized expertise in federal income tax matters that has not previously advised or represented either party.

          10. Confidentiality. At all times, the Executive agrees to be bound by the provisions of the Restrictions on Use of Trade Secrets and Records and Assignments of Inventions Agreement (the "Confidentiality Agreement") between Executive and the Company, as in effect from time to time, the provisions of which are incorporated by reference in this Agreement. In no



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event shall an asserted violation of the provisions of this Section 10 (or such
Confidentiality Agreement) constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

          11.  Assignment; Binding Effect; Successors.

               (a) Assignment. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

               (b) Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

               (c) Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          12.  Miscellaneous.

               (a)    Governing Law; Headings.

                      (i) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without reference to the principles of conflict of laws thereof.

                      (ii) The headings in this Agreement are not part of the provisions hereof and shall have no force or effect.

               (b)    Amendment; Termination; Employment.

                      (i) Except as otherwise expressly provided herein, this Agreement may be amended or modified only by written agreement duly executed and delivered by the parties hereto or their respective successors or legal representatives.

                      (ii) This Agreement may be terminated at any time prior to the Effective Date by the Company or the Executive, in which case the Executive shall have no further rights under this Agreement. No such termination shall affect the parties' rights and obligations



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

under the Confidentiality and Non-Solicitation Agreement referred to in Section 10 or any other agreement between the Executive and the Company.

                      (iii) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between
the Executive   and the Company, the employment of the Executive by the Company is "at will." From and after the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

               (c) Notices. All notices and other communications given hereunder shall be in writing and shall be given by hand delivery (including overnight courier or messenger) or electronic facsimile transmission to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:



          If to the Executive:


          If to the Company:

          Insurance Auto Auctions, Inc.
          850 East Algonquin Road, Suite 100
          Schaumburg, Illinois 60173
          Facsimile: (847) 839-3678

          Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective on the date on which delivered if by hand delivery, the date of confirmation of transmission if by electronic facsimile transmission, the next business day if by nationally-recognized overnight delivery service or the first to occur of either the date of actual receipt or the fifth business day following deposit in the U.S. mail if by mail.

               (d) Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

               (e) Taxes. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.



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



               (f) Waiver. The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or of any other provision or right of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                EXECUTIVE


                                __________________________________________

                                INSURANCE AUTO AUCTIONS, INC.


                                By: _______________________________________
                                Its: ______________________________________






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